UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2011
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
3120 Unionville Rd., Suite 400
Cranberry Twp., PA 16066
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 720-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
     A Special Meeting of Shareholders of Tollgrade Communications, Inc. (“Tollgrade”) was held on May 5, 2011. Represented at the meeting were 9,373,671 shares, or 71.6%, of Tollgrade’s 13,092,152 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the shareholders at the meeting.

		FOR	AGAINST	ABSTAIN

1.	To adopt the Agreement and Plan of Merger, dated as of February 21, 2011, as it may be amended from time to time, by and among Tollgrade Communications, Inc., Talon Holdings, Inc., and Talon Merger Sub, Inc.	9,094,896	268,958	9,817

2.	To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Agreement and Plan of Merger.	8,941,867	399,279	32,525

Item 8.01	Other Events.
     On May 6, 2011, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed herewith:

Exhibit	Description

99.1	Press Release, dated May 6, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tollgrade Communications, Inc.
Date: May 9, 2011	By:	/s/ Jennifer M. Reinke
		Name:	Jennifer M. Reinke
		Title:	General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description

99.1	Press Release, dated May 6, 2011